SUB-ITEM 77Q.1(a)

AMENDMENT #12
TO THE BY-LAWS
OF
FEDERATED EQUITY INCOME FUND,
 INC.
Effective August 18, 2005
Delete, ARTICLE IX,
INDEMNIFICATION in its
entirety and replace with the
 following:
ARTICLE IX
INDEMNIFICATION
	Section 1.
INDEMNIFICATION OF DIRECTORS
 AND OFFICERS.  The Corporation
shall indemnify its directors
to the fullest extent that
indemnification of directors
is permitted by
the Maryland General Corporation
 Law.  The Corporation shall
indemnify its officers to the
same extent as its directors
and to such further extent as
is consistent with law.  The
 Corporation
shall indemnify its directors
 and officers who while serving
as directors or officers also
 serve at
the request of the Corporation
as a director, officer, partner,
 trustee, employee, agent or fiduciary
of another corporation, partnership
 joint venture, trust, other
enterprise or employee benefit plan
to the fullest extent consistent
with law.  The indemnification
and other rights provided by this
Article shall continue as to a
person who has ceased to be a
director or officer and shall inure to
the benefit of the heirs,
executors and administrators
 of such a person. This Article shall not protect any such person against any liability to the
 Corporation or any Shareholder
 thereof to
which such person would otherwise
 be subject by reason of (i) willful
 misfeasance, (ii) bad faith,
(iii) gross negligence or (iv)
reckless disregard of the duties
 involved in the conduct of his office
("disabling conduct").

	Section 2.  ACTION BY DIRECTOR
AGAINST THE CORPORATION.  With respect
to any action, suit or other proceeding
 voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action,
 suit or other
proceeding by such indemnitee (i) was
 authorized by a majority of the Directors or (ii) was instituted by the indemnitee to enforce his rights to indemnification hereunder
in a case in which
the indemnitee is found to be entitled to such indemnification.
	Section 3.  SURVIVAL.  The rights
 to indemnification set forth herein shall continue as
to a person who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of his heirs, executors and
personal and legal representatives.
	Section 4.  AMENDMENTS. References
in this Article are to the Maryland General
Corporation Law and to the Investment
Company Act of 1940, as from time to
 time amended.
No amendment or restatement of these by-laws or repeal of any of its provisions shall limit or
eliminate any of the benefits provided
to any person who at any time is or was
 a Director or
officer of the Corporation or otherwise
entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.
	Section 5.  PROCEDURE.
 Notwithstanding the foregoing, no
indemnification shall be
made hereunder unless there has been
a determination (i) by a final decision
 on the merits by a
court or other body of competent
jurisdiction before whom the issue
of entitlement to
indemnification hereunder was brought
that such indemnitee is entitled to
indemnification
hereunder or, (ii) in the absence of
such a decision, by (1) a majority vote
 of a quorum of those
Directors who are neither "interested
 persons" of the Corporation (as defined
 in Section 2(a)(19)
of the 1940 Act) nor parties to the
proceeding ("Disinterested Non-Party
Directors"), that the
indemnitee is entitled to indemnification
 hereunder, or (2) if such quorum is not
obtainable (or
even if obtainable, if such majority so
 directs) independent legal counsel in
a written opinion
concludes, based on a review of readily
 available facts (as opposed to a full
 trial-type inquiry)
that the indemnitee should be entitled
to indemnification hereunder.  All
 determinations to make
advance payments in connection with the
 expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (f)
 below.
	Section 6.  ADVANCES.
Any current or former director or
officer of the Corporation
seeking indemnification within
the scope of this Article shall
 be entitled to advances from the
Corporation for payment of the
reasonable expenses incurred by
him in connection with the
matter as to which he is seeking
 indemnification in the manner and
to fullest extent permissible
under the Maryland General
Corporation Law.  The person
seeking indemnification shall provide
to the Corporation a written
affirmation of his good faith
belief that the standard of conduct
necessary for indemnification
 by the Corporation has been met
 and a written undertaking to
repay any such advance if it
should ultimately be determined
that the standard of conduct has not
been met.  In addition, at
least one of the following additiona
 conditions shall be met:  (a) the
person seeking indemnification shall
provide a security in form and amount
 acceptable to the
Corporation for his undertaking; (b)
 the Corporation is insured against
 losses arising by reason of
the advance, or (c) a majority of a
quorum of Disinterested Non-Party
Directors, or independent
legal counsel, in a written opinion,
 shall be determined, based on a
review of facts readily
available to the Corporation at the
time the advance is proposed to be
 made, that there is reason
to believe that the person seeking
indemnification will ultimately be
 found to be entitled to
indemnification.
      Section 7.  OTHER RIGHTS.  The
 rights accruing to any indemnitee
under these
provisions shall not exclude any
 other right which any person may
have or hereafter acquire
under the Articles of Incorporation
or the by-laws of the Corporation,
by contract or otherwise
under law, by a vote of stockholders
or Directors who are "disinterested
persons" (as defined in
Section 2(a)(19) of the 1940 Act) or
any other right to which he may be
 lawfully entitled.
      Section 8.  INDEMNIFICATION OF
 EMPLOYEES AND AGENTS.  Subject to any
limitations provided by the Investment
 Company Act of 1940 Act or otherwise
under the Articles
of Incorporation or  the by-laws of
the Corporation, contract or otherwise
under law, the
Corporation shall have the power and
 authority to indemnify and provide
for the advance
payment of expenses to employees,
agents and other persons providing services to the Corporation or serving in any capacity at the request of the Corporation to the full extent permitted by applicable law, provided that such indemnification has been approved by a majority of the Directors.